Exhibit 99.B(h)(4)

SCHEDULE D

TO THE AMENDED AND RESTATED

ADMINISTRATION AND TRANSFER AGENCY AGREEMENT

BETWEEN

SEI ASSET ALLOCATION TRUST

AND

SEI INVESTMENTS GLOBAL FUNDS SERVICES

DATED AS OF DECEMBER 10, 2003

AS AMENDED JUNE 17, 2004 AND MAY 10, 2006

Portfolios:

This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (collectively, the “Funds”):

	Diversified Conservative Income Fund
	Diversified Conservative Fund
	Diversified Global Moderate Growth Fund
	Diversified Moderate Growth Fund
	Diversified Global Growth Fund
	Diversified Global Stock Fund
	Diversified U.S. Stock Fund
	Defensive Strategy Fund
	Defensive Strategy Allocation Fund
	Conservative Strategy Fund
	Conservative Strategy Allocation Fund
	Moderate Strategy Fund
	Moderate Strategy Allocation Fund
	Aggressive Strategy Fund
	Tax-Managed Aggressive Strategy Fund
	Core Market Strategy Fund
	Core Market Strategy Allocation Fund
	Market Growth Strategy Fund
	Market Growth Strategy Allocation Fund

Fees:	Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

	Diversified Conservative Income Fund – Class A, D and I Shares	0.20%
	Diversified Conservative Fund – Class A, D and I Shares	0.20%
	Diversified Global Moderate Growth Fund – Class A, D and I Shares	0.20%
	Diversified Moderate Growth Fund – Class A, D and I Shares	0.20%
	Diversified Global Growth Fund – Class A, D and I Shares	0.20%
	Diversified Global Stock Fund – Class A, D and I Shares	0.20%
	Diversified U.S. Stock Fund – Class A, D and I Shares	0.20%
	Defensive Strategy Fund – Class A and I Shares	0.20%
	Defensive Strategy Allocation Fund – Class A and I Shares	0.20%
	Conservative Strategy Fund – Class A and I Shares	0.20%

Conservative Strategy Allocation Fund – Class A and I Shares	0.20%
Moderate Strategy Fund – Class A and I Shares	0.20%
Moderate Strategy Allocation Fund – Class A and I Shares	0.20%
Aggressive Strategy Fund – Class A and I Shares	0.20%
Tax-Managed Aggressive Strategy Fund – Class A and I Shares	0.20%
Core Market Strategy Fund – Class A and I Shares	0.20%
Core Market Strategy Allocation Fund – Class A and I Shares	0.20%
Market Growth Strategy Fund – Class A and I Shares	0.20%
Market Growth Strategy Allocation Fund – Class A and I Shares	0.20%